UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

SCHEDULE 14A/A

PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PAINCARE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person (s)  Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY PARAGRAPH

This Amendment No. 1 to Schedule 14A amends the Registrant’s Schedule 14A filed with the United States Securities and Exchange Commission on October 5, 2004, (i) to provide that the Audit Committee held four meetings, not three, during fiscal year 2004, (ii) to provide that five, not four, of the Company’s nine current directors are independent; and (iii) that if all nominees to the Board are elected, five, not four, out of nine of the Company’s directors will be independent.

Audit Committee

The Audit Committee retains and oversees the Company’s independent accountants, reviews the scope and results of the annual audit of the Company’s consolidated financial statements, reviews nonaudit services provided to the Company by its independent accountants and monitors transactions among the Company and its affiliates, if any. The Audit Committee currently consists of Mr. Fusco, the chairman of the Audit Committee, Mr. Hudson and Mr. Crane, who are all independent under American Stock Exchange and SEC rules. The Board of Directors has determined that Mr. Fusco, chairman of the Audit Committee, is qualified as an Audit Committee Financial Expert.  During fiscal 2004, the Audit Committee held four meetings at which all of the members of the Committee were present.

The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included in this Proxy Statement.

American Stock Exchange Corporate Governance Rule Changes

The Company is required to comply with the corporate governance requirements of the American Stock Exchange. The American Stock Exchange rules require that the Company’s Board of Directors be comprised of a majority of independent directors, and that all members of the audit and compensation committees be independent. Currently, five out of nine of the Company’s directors are independent. If all nominees to the Board are elected, five out of nine of the Company's directors will be independent.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Randy Lubinsky

Randy Lubinsky, Chief Executive Officer

October 7, 2005

Orlando, Florida

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